UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 23, 2009
INN OF THE MOUNTAIN GODS RESORT AND CASINO
(Exact Name of Registrant as Specified in Charter)

Not Applicable	333-113140	75-3158926
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

287 Carrizo Canyon Road	88340
Mescalero, New Mexico	(Zip Code)
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (575) 464-7777
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On November 4, 2008, the Mescalero Apache Tribe (the “Tribe”) elected Mr. Greg Mendez to serve as Secretary of the Tribe and Ms. Hazel Botella-Spottedbird to serve as Treasurer of the Tribe. As a result of Mr. Mendez’s election as Secretary of the Tribe, he will serve as Secretary of the Inn of the Mountain Gods Resort and Casino’s (the “Company”) Management Board (the “Board”) effective as of January 23, 2009. Mr. Mendez will also be a member of the Audit Committee of the Board. Mr. Mendez is 49 years old.
     As a result of Ms. Botella-Spottedbird’s election as Treasurer of the Tribe, she will serve as Treasurer of the Company’s Board effective as of January 23, 2009. Ms. Botella-Spottedbird will also be a member of the Audit Committee of the Board. Ms. Botella-Spottedbird is 52 years of age and has been employed by the Company since June of 2005 where she is the Accounts Receivable Coordinator. Previously she was the Director of the Mescalero Substance Abuse Program for the period of 1996-2004. Ms. Botella-Spottedbird is related to the following members of the Board: Jackie D. Blaylock, Sr. (cousin) and Carleton Naiche-Palmer (cousin).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INN OF THE MOUNTAIN GODS RESORT AND CASINO
Dated: January 29, 2009	By:	/s/ Daniel McCue
Daniel McCue
Chief Financial Officer